Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 28, 2022

Date of Report (Date of earliest event reported)

DynaResource, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 1910, North Tower, Irving, Texas 75039

(Address of Principal Executive Offices)

972-868-9066

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 28, 2022, Golden Post Rail, LLC (“Golden Post”) exercised its warrant to acquire 2,655,361 shares of the Company’s common stock at a price of $2.04 per share, for a total exercise price of $5,416,936. The warrant was granted on May 6, 2015 with an original maturity date of June 30, 2020, and the period of exercise was extended for two years in 2020. Golden Post still retains its shares of Series C Preferred Stock which were purchased on the same date in 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC. (Registrant)

Dated: July 19, 2022	By:	/s/ K.W. Diepholz
	Name:	K.W. Diepholz
Chairman and CEO

3